UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): May 20, 2013

Emerson Electric Co.
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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ------------------------------------------------ (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

The following information is furnished pursuant to Regulation FD.

Emerson 3-Month Orders Growth
(Percentage change versus prior year; trailing 3-month averages, excluding acquisitions and divestitures)

	February ‘13	March ‘13	April ‘13
Process Management	+5 to +10	-5 to 0	-5 to 0
Industrial Automation	-10 to -5	-15 to -10	-15 to -10
Network Power	-10 to -5	-10 to -5	-10 to -5
Climate Technologies	+5 to +10	0 to +5	-5 to 0
Commercial & Residential Solutions	0 to +5	0	0 to +5
Total Emerson	0	-5 to 0	-5

April 2013 Orders Comments

Trailing three-month orders decreased 3 percent, excluding a 2 percentage point deduction from currency translation, as global economic growth remained sluggish. U.S. manufacturing activity has clearly weakened during the past 60 days. Low business confidence remains evident in most end markets. Modest underlying orders growth in Process Management and Commercial & Residential Solutions was offset by persisting weakness in Network Power and Industrial Automation, along with flat demand in Climate Technologies.

Process Management orders declined primarily due to strength in the U.S. dollar, which deducted 4 percentage points from growth. Continued investment in energy and chemical markets supported a modest underlying orders increase, with moderate growth in Asia, Latin America, and Middle East/Africa, and recovering demand in Europe. North America orders improved but remained negative. The currency translation impact included unfavorable backlog revaluation.

Industrial Automation orders reflected continued weak demand for global capital goods. The power generating alternators and industrial motors and electrical drives businesses declined most, with weakness particularly pronounced in Europe and in renewable energy end markets. Currency translation deducted 1 percentage point.

Network Power orders remained under pressure, primarily due to weak and volatile demand for technology equipment and mobile devices in the embedded computing and power business. Soft market conditions continued globally for data center and telecommunications infrastructure, resulting in a modest decline in underlying orders in the network power systems business.

Climate Technologies order trends decelerated, as mild weather in the U.S. offset recent demand strength in residential end markets. Both U.S. and Asia residential demand moderated in April from high levels in recent months, and Europe orders were essentially flat as soft market conditions persisted. Refrigeration markets remained challenging, with the transportation business particularly weak. Currency translation deducted 1 percentage point.

Commercial & Residential Solutions orders increased modestly, reflecting steady U.S. residential end markets. Growth was led by the food waste disposers and professional tools businesses.

Upcoming Investor Events

Today, May 20, 2013, Emerson Chairman and Chief Executive Officer David N. Farr will speak at the Electrical Products Group Conference in Longboat Key, Florida, at 10:45 a.m. ET, and an updated outlook by segment will be provided. The presentation will be posted on Emerson's website at www.Emerson.com/financial at the time of the event and remain available for approximately three months.

Forward-Looking and Cautionary Statements

Statements in this Current Report on Form 8-K that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, protection of intellectual property, and competitive and technological factors, among others, as set forth in the Company's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date:	May 20, 2013	By:	/s/ John G. Shively
John G. Shively Assistant General Counsel and Assistant Secretary